Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement (No. 333-124816) on Form S-8 of our reports dated January 23, 2007 relating to our audits of the consolidated financial statements and management’s assessment of internal control over financial reporting, which appear in this Annual Report on Form 10-K of Credo Petroleum Corporation for the year ended October 31, 2006.

HEIN & ASSOCIATES LLP
/s/ HEIN & ASSOCIATES LLP
HEIN & ASSOCIATES LLP

Denver, Colorado
January 23, 2007